Exhibit 10.1

Psilos Group Investors, LLC

October 19, 2004

MEMORANDUM

To: Mr. Ted Field Chairman of the Board

From: Stephen M. Krupa

Re: Artist Direct, Inc.

Dear Mr. Field,

I, Stephen M. Krupa, hereby resign for the Board of Artist Direct, Inc. as of October 18, 2004.

Please don’t hesitate to contact me if you have further questions.

Sincerely,

Stephen M. Krupa
Psilos Group Managers, LLC